Exhibit 32.2

EXHIBIT 32.2 –	CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2011 of Clear Channel Communications, Inc. (the “Issuer”).

The undersigned hereby certifies that the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 6, 2011

By:	/s/ THOMAS W. CASEY
Name:	Thomas W. Casey
Title:	Office of the Chief Executive Officer (performing the functions of principal executive officer) and Chief Financial Officer (principal financial officer)